UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Lands’ End, Inc.’s (the “Company”) previously announced transaction (the “Transaction”) with WH Topco, L.P. (d/b/a WHP Global) as disclosed on the Company’s Form 8-K dated January 26, 2026, on March 5, 2026, the Board of Directors of the Company (the “Board”) approved the grant of transaction success bonuses to each of Andrew J. McLean, Bernard McCracken and Peter L. Gray. Mr. McLean’s transaction success bonus is equal to two (2) times his annual base salary, and each of Messrs. McCracken’s and Gray’s transaction success bonuses are equal to one and one-half (1.5) times their annual base salaries, in each case, less any deductions required to be made under applicable law. Subject to the closing of the Transaction occurring, fifty percent (50%) of the transaction success bonuses will become payable upon the closing, twenty-five percent (25%) will become payable upon the one-year anniversary of the closing and twenty-five percent (25%) will become payable on December 31, 2027, in each case, subject to the executive’s continued employment through the applicable payment date, or will become payable upon the earlier termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” (each as defined in the executive’s severance agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: March 11, 2026	By:	/s/ Peter L. Gray
	Name:	Peter L. Gray
	Title:	President, Lands’ End Licensing, Chief Administrative Officer and General Counsel

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